UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2005

SONGZAI INTERNATIONAL HOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-66994 (Commission File Number)

5237 Farago Ave, Temple City, CA 91780 (Address of Principal Executive Offices) (Zip Code)	43-1932733 (I.R.S. Employer Identification No.)

(954) 975-5643 (Registrant's Telephone Number, Including Area Code)

Copies to:

Harold H. Martin, Esq.
17111 Kenton Drive
Suite 204B
Cornelius, North Carolina 28031
(704) 894-9760 Office
(704) 894-9759 Fax

This Current Report on Form 8-K/A is filed by Songzai International Holding Group, Inc., a Nevada corporation (the “Registrant”), in connection with the items described below.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On or about December 3, 2004, Perrella & Associates, P.A., auditors for Songzai International Holding Group, Inc. ("Registrant") resigned.

Perrella & Associates, P.A.'s reports on the Registrant's financial statements the years ended December 31, 2003, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles. In connection with the audits for the fiscal years ended December 31, 2003, and the review for the interim periods up to and including December 3, 2004, there have been no disagreements with Perrella & Associates, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Perrella & Associates, P.A. would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

The Registrant's Board of Directors has made the decision to engage another auditor. The Registrant does not have an audit committee. On December 3, 2004, the Registrant engaged Jimmy C.H. Cheung & Co., CPA as its independent auditors.

Prior to making the decision to retain Jimmy C.H. Cheung & Co., CPA, the Registrant has had no prior relationship with Jimmy C.H. Cheung & Co., CPA's or any of its members.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

Date: March 15, 2005	By:	/s/ Hongjun Li
By: Hongjun Li
Title: President

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16	Letter from Perrella & Associates, PA

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